EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119849) of QSGI INC. (formerly WindsorTech, Inc.) of our report dated February 17, 2006, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KSB.

/s/ RubinBrown LLP

St. Louis, Missouri
March 30, 2006